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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-22401) of ChiRex, Inc., of our reports dated February 27, 1996, on our audits of the financial statements of Sterling Organics Limited and our audit of the financial statements of Crossco (157) Limited. We also consent to the references to our firm under the captions "Selected Historical Financial Data" and "Experts."


                                          COOPERS & LYBRAND

Newcastle upon Tyne
England

March 18, 1997